EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140388, 333-157033, 333-163806, 333-180171, and 333-210073 on Form S-8 of our reports dated September 25, 2020, relating to the financial statements of Cantel Medical Corp. and the effectiveness of Cantel Medical Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended July 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 25, 2020